Exhibit 23.17

CONSENT OF QUALIFIED PERSON

Marek Dworzanowski, in connection with Arcadium Lithium plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “SEC Technical Report Summary, Cauchari Lithium Brine Project” (the “Technical Report Summary”), with an effective date of June 30, 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

Marek Dworzanowski is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary:

1.	Executive Summary
2.	Introduction
10.	Mineral Processing and Metallurgical Testing
14.	Processing and Recovery Methods
15.	Project Infrastructure
16.	Market Studies and Contracts
17.	Environmental Studies, Permitting, and Social or Community Impact
18.	Capital and Operating Costs
19.	Economic Analysis
21.	Other Relevant Data and Information
22.	Interpretation and Conclusions
23.	Recommendations
24.	References
25.	Reliance on Information Supplied by the Registrant

I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated November 15, 2023

/s/ Marek Dworzanowski
Marek Dworzanowski